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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of (a) our report dated January 17, 1994 included in Champion International Corporation's (the "Company's") Annual Report to Shareholders for the year ended December 31, 1993 and incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (the "Form 10-K") and
(b) our report dated January 17, 1994 included in the Form 10-K, into the Company's previously filed Registration Statements on Form S-3 (Registration No. 33-51217 and No. 33-52123) and on Form S-8 (Registration No. 33-63126).



                                            Arthur Andersen & Co.

New York, N.Y.
March 30, 1994